Exhibit 99.1

PRESS RELEASE Spring Lake, Michigan, February 12, 2014

VICTORY ELECTRONIC CIGARETTES AND FIN BRANDING GROUP
SIGN DEFINITIVE MERGER AGREEMENT TO CREATE ONE OF THE
WORLD’S LARGEST INDEPENDENT ECIG COMPANIES

■	Propels entity into one of the leading independent ecig companies worldwide

■	Combines sales depth of FIN and supply chain capabilities of Victory to capture significant cost and revenue synergies

SPRING LAKE, MICHIGAN, February 12, 2014 – Victory Electronic Cigarettes Corporation (OTCQB: ECIG), and FIN Branding Group announced today an agreement to merge their two companies and create one of the leading electronic cigarettes companies in the world.  The companies have signed a definitive agreement and expect to close the transaction in the coming weeks.  The new company leverages the iconic FIN brand and sales and marketing depth of the FIN organization, with the supply chain capabilities, international breadth, and financial strength of Victory.  Within the past 30 days Victory completed the acquisition of VAPESTICK®, one of Europe’s leading electronic cigarette brands and a partnership with Fields Texas Ltd. to drive global distribution and strategic retail expansion.  The addition of FIN brings instant acceleration of scale and distribution in the US, significantly upgrades the global leadership team, and furthers the Company’s efforts to consolidate the electronic cigarette industry globally.

The Fin Branding Group
FIN is one of the leading electronic cigarette brands in the United States with distribution in all 50 states in more than 50,000 outlets.  FIN is distributed across all major channels and is one of the top three brands in the convenience, drug, mass, and food channels.  The FIN brand enjoys the number one market share position in Wal-Mart, and is a leading brand in other major retailers including Walgreens, Rite-Aid, Kroger, 7-11, Circle K, Sam’s, Murphy USA, Stripes, Mapco and over 200 other major chains.

Brent Willis, Chairman and CEO of Victory, and a former senior executive at InBev, Kraft, and the Coca-Cola Company commented, “FIN is a powerhouse in the US with a great brand, great presence and great growth trends.  Their strength in sales and marketing is unmatched, and their management team is impressive.  Elliot Maisel, FIN’s Chairman and CEO, is hugely respected and has a tremendous track record of success both in the beer industry and in leading FIN to become one of the preeminent ecig companies in the US.  He is going to be a great partner as we combine efforts together with Bill Fields, Michael Clapper and others to build the world’s largest independent electronic cigarette company.”

Building the Largest Independent ECIG Company
The newly formed entity creates an enterprise with 2014 sales on track to far surpass $100 million.  With the integration of the FIN Branding Group, Victory has now completed three major transactions in recent months and expects to complete multiple others to grow its brand, distribution, and strategic retailer platforms worldwide.  The group is focused on leveraging its low-cost position, supply chain and distribution expertise, and experience in running global multinationals to build the leading independent electronic cigarette company in the world.

VICTORY ELECTRONIC CIGARETTES CORPORATION	PRESS RELEASE /2

Bill Fields, Chairman of Fields Texas, Board Member at Victory, and former CEO of Wal-Mart Stores commented, “We are delighted to have someone of Elliot’s character and caliber join the team and are confident that the FIN brand will be an iconic American brand that we can leverage into much broader distribution.  Together with the Victory Brand at an opening price point and other exclusive brands, we believe we have a compelling offer for both retailers and distributors alike with superior margins and throughput versus any industry competitor.”

Significant Cost and revenue Synergies
The combination of Victory and FIN provides the group greater strength to compete in the rapidly evolving and competitive ecig category.  To enhance its competitiveness, the new entity has established a convergence committee to identify and capture major cost and revenue synergies in the areas of people and culture, cost efficiency, and sales, distribution and marketing.  Each of the convergence areas have dedicated work teams to identify and capture significant synergies.  Thus far, the team has identified more than $5 million of revenue synergies resulting from expanding distribution of both brands and employing a dual brand strategy. In cost synergies, more than $10 million of savings have been identified in the areas of production, supply chain and marketing spend effectiveness, all of which are expected to be achieved within 12 months of closing.

Elliot Maisel, Chairman and Chief Executive Officer of FIN, commented, “The combination of the FIN and Victory brands provides an incredible one two punch for distributors, retailers and consumers, and an opportunity to further increase shareholder value by capturing significant cost and revenue synergies. The combination of the FIN and Victory organizations, coupled with the leadership of Field’s Texas and VAPESTICK in Europe, creates a company with greater potential and growth opportunity than any other competitor in the industry.  I am very excited to help lead the organization to become the largest independent electronic cigarette company in the world, and am excited for all our shareholders and the associates at FIN and Victory to share in the benefits of our growth.”

About FIN
FIN Branding Group LLC is one of the leading electronic cigarette companies in the United States with distribution of its iconic American brands in all 50 states in more than 50,000 outlets across all channels of distribution including food, drug, mass, gas and convenience.  FIN is sold in some of the most respected retailers in the country with leading positions in Wal-Mart, Sam’s, Walgreen’s, Rite-Aid, Kroger, 7-11. Circle K, Stripes, Mapco and more than 200 other major accounts.  The group was founded in 2011, and quickly rose to enjoy one of the leading share positions in the United States.

About Victory
Victory Electronic Cigarettes Corporation is dedicated to providing a cleaner and healthier alternative to smoking for all, and intends to empower smokers to regain their freedom. Victory is one of the leading companies in the fast-growing electronic cigarette market.  Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands. Victory's experienced management team is positioned to leverage its differentiated portfolio, distinct go-to-market approach, and low-cost infrastructure to accelerate growth and drive significant value for its shareholders.

VICTORY ELECTRONIC CIGARETTES CORPORATION	PRESS RELEASE /3

About Fields Texas Limited LLC
Fields Texas Limited LLC is a private holding company owned and operated by William Fields (former CEO of Wal-Mart Retail Stores Division, Chairman/CEO Blockbuster Entertainment Group and CEO/President of Hudson's Bay Company). Fields Texas Limited LLC, through its management consultancy and private equity group, seeks to partner with companies within the consumer product, retail and retail service sectors to accelerate growth through implementation of organic and non-organic revenue growth initiatives. The group has a proven and experienced team of executives with over 100 years of operating experience within the retail and consumer product industries.

For investor inquiries please contact:
James Palczynski
Partner, ICR, Inc.
Tel: 203.682.8229
Email: jp@icrinc.com
www.victoryecigs.com

Safe Harbor Disclosure
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, as Victory has not achieve profitability; risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

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